Exhibit 99.1

LifePoint Health to Merge with RCCH HealthCare Partner

LifePoint Shareholders to Receive $65.00 per Share in Cash

Privately Held Combined Company to Operate as LifePoint Health

BRENTWOOD, Tenn.—(BUSINESS WIRE)— LifePoint Health, Inc. (NASDAQ: LPNT) (“LifePoint”) and RCCH HealthCare Partners (“RCCH”), which is owned by certain funds managed by affiliates of Apollo Global Management, LLC (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”), today announced that they have entered into a definitive agreement to merge. Upon closing of the transaction, LifePoint shareholders will receive $65.00 per share in cash for each share of LifePoint common stock they own, resulting in a LifePoint enterprise value of approximately $5.6 billion, including $2.9 billion of net debt and minority interest. The purchase price represents a premium of approximately 36% to LifePoint’s closing share price on July 20, 2018, the last trading day prior to the announcement.

Upon completion of the transaction, the combined company will be privately held, operate under the LifePoint Health name and be led by William F. Carpenter III, chairman and chief executive officer of LifePoint.

LifePoint and RCCH are among the nation’s leading healthcare providers, owning and operating networks of hospitals, post-acute service providers and outpatient centers that are integral to their communities. Both companies share a commitment to providing high quality care to regional markets. The combination of these two companies will create an even stronger healthcare provider with pro forma 2017 revenues of more than $8 billion as well as 7,000 affiliated physicians, approximately 60,000 employees and more than 12,000 licensed beds. Following the close of the transaction, LifePoint will operate a diversified portfolio of healthcare assets, including 84 non-urban hospitals in 30 states, regional health systems, physician practices, outpatient centers and post-acute service providers, with leading market positions as the sole community healthcare provider in the majority of the regions it serves. The combined company intends to maintain strategic partnerships with well-known leaders in patient safety and clinical quality to bring leading practices in quality and patient safety to each of its communities.

William F. Carpenter III, chairman and chief executive officer of LifePoint, said, “LifePoint and RCCH are aligned in our missions and commitment to ensuring that non-urban communities across the country have access to quality care, close to home. Together, we can extend this shared focus while generating new opportunities for growth and partnerships that will help us navigate the changing healthcare industry dynamics. I am eager to work with the outstanding teams at LifePoint and RCCH as we continue advancing high quality patient care and Making Communities Healthier.”

Martin Rash, chairman and chief executive officer of RCCH, said, “The opportunity to join with LifePoint marks a significant milestone in RCCH’s history. The size, scale and focus on growth for the new organization will be impactful for our patients, employees and partners. I am thrilled that these two great companies are coming together.”

Matthew Nord, a senior partner at Apollo, said, “We are excited that LifePoint and RCCH are combining to create a national leader in community-based healthcare, and are looking forward to the next chapter of the combined company’s growth.”

Following the close of the transaction, the combined company will be named LifePoint Health, and the company’s headquarters will continue to be in Brentwood, TN, where both companies’ headquarters are currently located.

The transaction is expected to be completed over the course of the next several months, subject to customary closing conditions, including approval by LifePoint’s shareholders and receipt of applicable regulatory approvals.

Under the terms of the definitive agreement, which has been unanimously approved by the LifePoint Board of Directors, LifePoint may actively solicit alternative acquisition proposals during a 30-day period following the execution date of the definitive agreement, continuing until 12:01 a.m. ET on August 22, 2018. There can be no assurances that this process will result in a superior proposal, and LifePoint does not intend to discuss any developments with regard to this process unless and until the LifePoint Board of Directors makes a decision with respect to any potential superior proposal.

Financing is being provided by Barclays, Citigroup, RBC Capital Markets and Credit Suisse. PSP Investments Credit USA LLC and an affiliate of Qatar Investment Authority have also committed to provide a portion of the debt financing. The financing also includes an equity contribution from funds managed by Apollo.

Goldman Sachs & Co. LLC is acting as financial advisor to LifePoint and White & Case LLP is acting as legal advisor. Barclays and MTS Health Partners, L.P. are acting as financial advisors to RCCH, and Akin Gump Strauss Hauer & Feld LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP are acting as legal advisors.

About LifePoint

LifePoint Health is a leading healthcare company dedicated to Making Communities Healthier®. Through its subsidiaries, it provides quality inpatient, outpatient and post-acute services close to home. LifePoint owns and operates community hospitals, regional health systems, physician practices, outpatient centers, and post-acute facilities in 22 states. It is the sole community healthcare provider in the majority of the non-urban communities it serves. More information about the Company can be found at www.LifePointHealth.net. All references to “LifePoint,” “LifePoint Health” or the “Company” used in this release refer to affiliates or subsidiaries of LifePoint Health, Inc.

About RCCH

RCCH HealthCare Partners works with communities to build strong regional healthcare systems that are known for quality patient care. Based in Brentwood, Tennessee, RCCH HealthCare Partners operates 16 regional health systems in 12 states. RCCH HealthCare Partners has more than 14,000 employees and 2,500 affiliated physicians and mid-level providers. For more information, visit www.RCCHHealth.com.

About Apollo

Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Bethesda, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong and Shanghai. Apollo had assets under management of approximately $247 billion as of March 31, 2018 in credit, private equity, and real assets funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.apollo.com.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving LifePoint. In connection with the proposed merger, LifePoint plans to file with the Securities and Exchange Commission (the “SEC”) preliminary and definitive proxy statements and other relevant documents. This communication is not a substitute for the proxy statement or any other document that LifePoint may file with the SEC or send to its stockholders in connection with the proposed merger. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF LIFEPOINT ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the proxy statement and other documents filed by LifePoint with the SEC (when available) free of charge at the SEC’s website, http://www.sec.gov, and LifePoint’s website, www.lifepointhealth.net.

Participants in the Solicitation

LifePoint and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of LifePoint common stock in respect of the proposed transaction. Information about the directors and executive officers of LifePoint is set forth in LifePoint’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 23, 2018 and proxy statement for its 2018 annual meeting of stockholders, filed with the SEC on April 25, 2018. Additional information regarding potential participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant documents to be filed by LifePoint with the SEC in respect of the proposed transaction.

Forward-Looking Statements

This communication contains certain information, including statements as to the expected timing, completion and effects of the proposed merger involving LifePoint, which may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Such forward looking statements include, among others, statements about the benefits of the proposed transaction, including future financial and operating results, plans, objectives, expectations for LifePoint and other statements that are not historical facts. Such statements are based on the current beliefs and expectations of the management of LifePoint and are subject to significant risks and uncertainties outside of LifePoint’s control. These risks and uncertainties include the possibility that the anticipated benefits from the proposed transaction will not be realized, or will not be realized within the expected time periods; the occurrence of any event, change or other circumstances that could give rise to termination of the proposed transaction agreement; the failure of LifePoint’s stockholders to adopt the merger agreement; operating costs, loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the announcement of the proposed transaction; the retention of certain key employees at LifePoint; risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; the inability to obtain necessary regulatory approvals of the proposed transaction or the receipt of such approvals subject to conditions that are not anticipated; the risk that a condition to closing the transaction may not be satisfied on a timely basis or at all; the risk that the proposed transaction fails to close for any other reason; the outcome of any legal proceedings related to the proposed transaction; the parties’ ability to meet expectations regarding the timing and completion of the proposed transaction; the impact of the proposed transaction on LifePoint’s credit rating; and other risks described in LifePoint’s Form 10- K, Form 10-Q and Form 8-K reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, LifePoint does not undertake any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

LifePoint:
Investor:
Penny Brake, 615-920-7612
or
Media:
Michelle Augusty, 615-920-7654

RCCH:
Jeff Atwood, 615-844-9800
or
Apollo:
Charles Zehren, 212-843-8590
or
Gary M. Stein, 212-822-0467
or
Noah Gunn, 212-822-0540